Exhibit 10.1

EXECUTION

AMENDMENT NO. 2 TO CREDIT AGREEMENT
This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of April 14, 2016 is made by and among PANERA BREAD COMPANY, a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as administrative agent for the Lenders (defined below) (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement as defined below.
W I T N E S S E T H:
WHEREAS, the Borrower, Bank of America, as Administrative Agent and the lenders from time to time party thereto (collectively, the “Lenders”) have entered into that certain Term Loan Agreement dated as of June 11, 2014, as amended by that certain Amendment No. 1 to Term Loan Agreement dated as of July 16, 2015 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”); and

WHEREAS, in connection with the foregoing, the Borrower has advised the Administrative Agent and the Lenders that it desires to amend certain provisions of the Credit Agreement, and the Administrative Agent and the Lenders signatory hereto, collectively constituting the Required Lenders, are willing to effect such amendments on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended, effective as of the Closing Date, as follows:

(a)	Section 1.01 of the Credit Agreement is hereby amended by inserting in clause (a) of the definition of Eurodollar Rate after the phrase “with a term equivalent to such Interest Period” the following:
“and, if such rate is not available, a comparable or successor rate which rate is approved by the Administrative Agent; and if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement”

(b)	Section 7.14 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following in lieu thereof:
“[Reserved]”.

2.    Conditions Precedent. The effectiveness of this Amendment and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent (the first date on which such conditions have been satisfied, the “Amendment Effective Date”):

(a)	the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i)	one or more counterparts of this Amendment, duly executed by the Borrower, the Administrative Agent and the Required Lenders; and

(ii)	a certificate of the Company attesting to the matters in Section 3(a).

3.
Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)
After giving effect to this Amendment, (i) the representations and warranties contained in §5 of the Credit Agreement and in each other Loan Document are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of §5.05 of the Credit Agreement shall be deemed to refer to the most recent Audited Financial Statements furnished pursuant to §6.01 of the Credit Agreement, and (ii) no Default exists.

(b)
This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

4.
Entire Agreement. This Amendment constitutes a Loan Document and, together with all other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with §10.01 of the Credit Agreement.

5.
Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

6.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic imaging means (e.g., “pdf” or “tif”) will be effective as delivery of a manually executed counterpart of this Amendment.

7.
Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State and shall be further subject to the provisions of §10.14 and §10.15 of the Credit Agreement.

8.
Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.	References. All references in any of the Loan Documents to the “Term Loan Agreement” shall mean the Credit Agreement, as amended hereby.

10.
Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in §10.06 of the Credit Agreement.

11.
FATCA. Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit

Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

12.
No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver (except that any noncompliance with the Credit Agreement as a result of Section 7.14 of the Credit Agreement is hereby waived) of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Credit Agreement to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

PANERA BREAD COMPANY,

By:	/s/ Michael J. Bufano
Name:	Michael J. Bufano
Title:	Senior Vice President, Chief Financial Officer

Amendment No. 2

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kelly Weaver
Name:	Kelly Weaver
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Anthony Luppino
Name:	Anthony Luppino
Title:	Vice President

Amendment No. 2

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Maureen S. Malphus
Name:	Maureen S. Malphus
Title:	Vice President

Amendment No. 2

TD BANK, N.A., as a Lender

By:	/s/ Elizabeth Sullivan
Name:	Elizabeth Sullivan
Title:	Senior Vice President

Amendment No. 2